C&S 500 (Rev. 6-92) 9788#9752 0328 ORG&FI $62.50

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

Date Received

MAR 27 1997

(FOR BUREAU USE ONLY)

FILED

MAR 27 1997

Administrator
MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU

Name: Paranet
Address: 3761 Venture dr. STE 260
City: Duluth State: GA ZIP Code: 30136

Document will be returned to the name and address you enter above.

EFFECTIVE DATE:

461-950

ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

CCS/Lansing, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Michigan Business Corporation Act.

ARTICLE III

The total authorized shares:

1. Common Shares 1,000 shares

   Preferred Shares ---

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

TB cor 50 ck 45476 dr

GOLD SEAL APPEARS ONLY ON ORIGINAL

ARTICLE IV

1. The address of the registered office is:

30600 Telegraph Road (Street Address) Bingham Farms (City), Michigan 48025 (ZIP Code)

2. The mailing address of the registered office if different than above:

(P.O. Box) (City), Michigan (ZIP Code)

3. The name of the resident agent at the registered office is:

The Corporation Company

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Kevin P. O'Hara	Bass, Berry & Sims, 2700 First American Center
	Nashville, TN 37238

ARTICLE VI (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) name(s) this 21st day of March, 19 97.

GOLD SEAL APPEARS ONLY ON ORIGINAL